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       As filed with the Securities and Exchange Commission on December 18, 2009
                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CONSORTEUM HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

            Nevada
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

      2900 John Street -Suite 202
       Markham, Ontario Canada                                     L3R 5G3
----------------------------------------                    -------------------
(Address of principal executive offices)                         (Zip Code)

                            CONSORTEUM HOLDINGS, INC.
               2009 PROFESSIONAL SERVICES STOCK COMPENSATION PLAN
                            (Full title of the plan)

            Craig A. Fielding, President and Chief Executive Officer
--------------------------------------------------------------------------------
                           2900 John Street--Suite 202
                         Markham, Ontario Canada L3R 5G3
               (Name and address of agent for service of process)

                                 (416) 565-7309
--------------------------------------------------------------------------------
    (Telephone number, including area code, of agent for service of process)

                                 With a copy to:
                              Sol V. Slotnik, Esq.
                              SOL V. SLOTNIK, P.C.
                               11 East 44th Street
                            New York, New York 10017
                                 (212) 687-1222


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [_]   Accelerated filer [_]
Non-accelerated filer   [_]   Smaller reporting company [X]

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

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                PROPOSED                PROPOSED
 TITLE OF CLASS OF             AMOUNT           MAXIMUM                 MAXIMUM              AMOUNT OF
 SECURITIES TO BE              TO BE       OFFERING PRICE             AGGREGATE            REGISTRATION
 REGISTERED                 REGISTERED(1)   PER SHARE(2)(3)       OFFERING PRICE(2)(3)          FEE(3)
----------------------------------------------------------------------------------------------------------
 Common Stock, $.001         10,000,000          $0.02                 $200,000.00              $11.16
 par value per share            shares
==========================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 2009 Professional Services Stock Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2) (3) Based on the average of the high and low price of the Registrant's Common Stock on December 17, 2009 as reported on the OTCBB, used solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and (c) under the Securities Act of 1933.




















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                                TABLE OF CONTENTS

PART I INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

EXPLANATORY NOTE

This Registration Statement registers 10,000,000 shares of Common Stock to be issued under the Consorteum Holdings, Inc. 2009 Professional Services Stock Compensation Plan (the "2009 Plan").

As permitted by the instructions to Form S-8, this Registration Statement omits the information set forth in Part I of that Form.

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Consorteum Holdings, Inc., a Nevada corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

o Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009 filed on October 13, 2009;

o        Our Current Report on Form 8-K filed on October 20, 2009;

o Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 filed on December 10, 2009.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a previously filed document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable, except that Sol V. Slotnik, P.C. ("SVSPC"), counsel for registrant, is giving its opinion on the validity of the shares being registered. SVSPC expects to receive shares of common stock under the 2009 Plan in payment for, or as collateral for, future payment for legal services rendered and to be rendered in the future.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation, as amended, contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Nevada Private Corporations Law. These provisions may have the practical effect in certain cases of eliminating the ability of stockholders to collect monetary damages from directors and officers of the Company.

         The Nevada Private Corporations Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Nevada law, a director or officer may not be indemnified where his act or failure to act constitutes a breach of is fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law. This statute describes in detail the right of corporations such as our Company to indemnify any such person.

         Our Certificate of Incorporation and our By-laws provide generally for mandatory indemnification of our directors and officers to the fullest extent permitted under the Nevada Private Corporations Law if they have been successful in the defense of any claim asserted against them, and permissive indemnification for any claim asserted against them if it appears they acted in good faith and in a manner not opposed to the best interests of the Company. We are also permitted to indemnify all other persons whom we requested to act on behalf of the Company in the same manner. Our By-Laws permit us to advance expenses on behalf of any person, including officers and directors, with regard to any action or proceeding, provided that we receive an undertaking to repay all such advances if it is determined that such person was not entitled to be indemnified by us.

         We have entered into indemnification agreements with our directors and officers. The agreements provide that we will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer of our company other than an action initiated by a director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         Under each indemnification agreement, the entitlement of a director or officer to indemnification shall be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by our stockholders, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the indemnification agreement will be conclusively presumed to have met the applicable statutory standard of conduct unless our board of directors, stockholders or independent legal counsel determines that the relevant standard has not been met. If a change of control of our company has occurred, the entitlement of such director or officer to indemnification shall be determined by independent counsel selected by such director or officer, unless such director or officer requests that either the board of directors or the stockholders make such determination.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, Ontario, Canada on December 18, 2009.

                                        CONSORTEUM HOLDINGS, INC.


                                        By: /s/ Craig A. Fielding
                                            ------------------------------------
                                            Craig A. Fielding, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name                                 Capacity                       Date
--------------------------------------------------------------------------------

/s/ Craig A. Fielding           Chief Executive Officer        December 18, 2009
--------------------------      (Principal executive officer)
Craig A. Fielding               And Director


/s/ Peter Simpson               Chief Financial Officer        December 18, 2009
--------------------------      (Principal financial officer)
Peter Simpson


                                Director                       December 18, 2009
--------------------------
James D. Beatty


/s/ Quent Rickerby              Director                       December 18, 2009
--------------------------
Quent Rickerby

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EXHIBIT INDEX

4.5      Consorteum Holdings, Inc. 2009 Professional Services Stock Compensation
         Plan.

5.1      Opinion and Consent of Sol V. Slotnik, P.C.

23.1 Consent of SF Chartered Accountants, LLP, an independent registered public accounting firm.

23.2 Consent of Sol V. Slotnik, P.C. (included as part of Exhibit 5.1 hereto).